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                                                                    EXHIBIT 99.1


   MetaSolv to Broadcast Second Quarter Conference Call Live on the Internet

PLANO, Texas, July 10 /PRNewswire/ -- MetaSolv, Inc. (Nasdaq: MSLV - news) today
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announced it will provide an online Web simulcast and rebroadcast of its 2001 second quarter earnings release conference call.

The live broadcast of MetaSolv, Inc.'s quarterly conference call will be available online by going to www.metasolv.com and clicking on the link to
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Investor Relations and at www.streetevents.com and www.vcall.com. The call is
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scheduled to begin at 5:00 p.m. Eastern time on July 23, 2001. The online replay will follow shortly after the call and continue through August 23, 2001.

About MetaSolv

MetaSolv, Inc., headquartered in Plano, Texas, was founded in 1992. MetaSolv, through its wholly owned subsidiary, MetaSolv Software, Inc., is the leading global provider of solutions that help communications providers and businesses manage their next-generation networks and services. The MetaSolv Solution(TM) integrates and automates key communications management processes from network planning and engineering to operations and customer care. With the MetaSolv Solution, communications providers and businesses can reduce costs through more efficient management of network resources, and more quickly deploy communications resources as business needs need. MetaSolv has regional offices in Atlanta, Chicago, Denver, McLean, VA, London, Nice, France, and Rio de Janeiro. MetaSolv's web site is www.metasolv.com. Contact MetaSolv directly at
(800) 747-0791.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

  Contact:
  Glenn A. Etherington, Chief Financial Officer
  (972) 403-8300
  getherington@metasolv.com
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